UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 13, 2010

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

(exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of incorporation)	000-51199 (Commission File Number)	42-1579325 (IRS Employer Identification No.)

2901 Butterfield Road, Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (630) 218-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

In connection with the closing of various mergers effected on November 15, 2007, Inland Western Retail Real Estate Trust, Inc. (the “Company”) entered into an Escrow Agreement (“Escrow Agreement”) by and among Inland Real Estate Investment Corporation, the Company, IWEST Merger Agent, LLC and LaSalle Bank, N.A.  On August 13, 2010, the Company entered into a Fifth Amendment to Escrow Agreement (the “Fifth Amendment”) by and among Inland Real Estate Investment Corporation, the Company, IWEST Merger Agent, LLC and Bank of America, N.A. successor to LaSalle Bank, N.A.  The Fifth Amendment revises the Escrow Agreement to provide that the “Final Disbursement Date” as defined in the Escrow Agreement, for the disbursement of shares held in the escrow account, shall be the first business day immediately following the Effective Date.  As used herein, “Effective Date” shall mean the date by which all of the following have occurred: (i) the settlement of the class action securities lawsuit captioned City of St. Clair Shores General Employees Retirement System, et al v. Inland Western Retail Real Estate Trust, Inc. et al., No. 07 C 6174 (the “Action”), pending in the United States District Court for the Northern District of Illinois (the “Court”) and relating to the transactions that were the subject of the Merger Agreement (the “Settlement”) has been finally approved by the Court; (ii) the final judgment has been entered by the Court and not vacated or materially modified upon appeal or otherwise, unless such material modifications are agreed to in writing by the defendants and co-lead counsel for the plaintiffs; (iii) the dismissal with prejudice of the Action against each and all of the defendants; and (iv) either (x) the time to appeal, or otherwise seek review of the final judgment, has expired without any appeal having been taken or review sought, or (y) if an appeal is taken or review sought, the expiration of five (5) days after the final decision on any such appeal or review shall have been rendered by the highest court before which appeal or review is sought and such decision is not subject to further judicial review, or such appeal has been dismissed.  If the Settlement were to be terminated prior to the Effective Date, the Final Disbursement Date will be 21 days after the date of termination of the Settlement.

Item 7.01                                           Regulation FD Disclosure

Attached to this Form 8-K as Exhibit 99.1 is a copy of a letter to be sent by the Company to its stockholders in connection with, among other things, the delivery of its 2010 second quarter report, on or about August 18, 2010, which letter is incorporated in its entirety into this filing.

The Company first used the material attached hereto as Exhibit 99.2 on August 18, 2010 as part of the Company’s investor relations program.  A copy of this material is being posted on the Company’s website, www.inlandwestern.com.

The information in this Item of this report, including Exhibits 99.1 and 99.2, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

The following Exhibit is included with this Report:

99.1                        Letter to stockholders of Inland Western Retail Real Estate Trust, Inc.

99.2                        Investor relations material of Inland Western Retail Real Estate Trust, Inc.

The statements and certain other information contained in this report, which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “continue,” “remains,” “intend,” “aim,” “towards,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “goal,” “initiative,” “likely,” “anticipate,” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby.  These statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment.  Such risks and uncertainties could cause actual results to differ materially from those projected.  These uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors, and other risk factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
(Registrant)

	By:	/s/ Dennis K. Holland
Dennis K. Holland
Date: August 18, 2010		General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter to stockholders of Inland Western Retail Real Estate Trust, Inc.

99.2	Investor relations material of Inland Western Retail Real Estate Trust, Inc.